EX-33.2
Wachovia Mortgage Corporation
NC1089
401 South Tryon Street
22nd Floor
Charlotte, NC 28288


(logo) WACHOVIA


Management Assessment

Management of Wachovia Mortgage Corporation (the "Company") is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of asset-based securities transactions involving first lien mortgage loans issued on or after January 1, 2006 (the Platform) as of and for the year ended December 31, 2007, except for servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(C), 1122(d)(4)(ii), 1122(d)(4)(xi), 1122(d)(4)(xii),
1122(d)(4)(xiii), and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities it performs with respect to the Platform. Servicing criterion 1122(d)(4)(i) is applicable to the activities the Company performs with respect to the Platform only as it relates to mortgage perfection servicing activity. With respect to applicable servicing criterion 1122(d)(4)(vi), there were no activities performed during the year ended December 31, 2007 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities. With respect to servicing criteria 1122(d)(2)(i) and 1122(d)(4)(iv), management has engaged a vendor to perform the activities required by these servicing criteria. The Company's management has determined that the vendor is not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Company's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to the vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"). Management has policies and procedure in place designed to provide reasonable assurance that the vendor's activities comply in all material respects with the servicing criteria applicable to the vendor. The Company's management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendor and related criteria. Exhibit A identifies the individual asset-backed transactions defined by management as constituting the Platform.

The Company's management has assessed the effectiveness of the Company's compliance with the applicable servicing criteria as of and for the period ended December 31, 2007. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB. (Exhibit B)

Based on such assessment, management believes that, as of and for the period ended December 31, 2007, the Company has complied in all material respects with the servicing criteria set forth in Item 1122 (d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria as of and for the period ended December 31, 2007. (Exhibit
C).

March 24, 2008

/s/ Timothy B. Schuck
Timothy Schuck
Senior Vice-President
3/24/08
Date


(page)


EXHIBIT A

CSMC 2006-1      MSM 2007-11AR
CWMBS 2006-J1    DBALT 2007-1
MSM 2006-2       MSM 2007-12
CSMC 2006-2      DBALT 2007-2
MSM 2006-3AR     DBALT 2007-3
MSM 2006-5AR     CSMC 2007-6
BSALTA 2006-2    MASTR 2007-1
CSMC 2006-3      MSM 2007-14AR
MSM 2006-6AR     MSM 2007-15AR
BSABS I 2006-AC3 CSMC 2007-7
MSM 2006-7       ARMT 2007-3
MSM 2006-8AR     2007-GMACB0704
GSR 2006-5F      2007-GMACB0714
PRIME 2006-1     2007-GMACB0736
GSR 2006-6F      RALI SERIES 2006-QS6 TRUST
MALT 2006-3      RALI SERIES 2006-QS10 TRUST
MSM 2006-9AR     RALI SERIES 2006-QS11 TRUST
NAAC 2006-AF2    RALI SERIES 2006-QS13 TRUST
CSMC 2006-7      RALI SERIES 2006-QS16 TRUST
GSAA 2006-14     RALI SERIES 2006-QS18 TRUST
MSM 2006-13ARX   RAMP SERIES 2006-RS5 TRUST
CSAB 06-2        RFMSI SERIES 2006-S3 TRUST
GSAA 2006-16     RFMSI SERIES 2006-S4 TRUST
CSMC 2006-8      RFMSI SERIES 2006-S6 TRUST
NAAC 2006-AR3    RFMSI SERIES 2006-S7 TRUST
CSMC 2006-9      RFMSI SERIES 2006-S10 TRUST
MSM 2006 17XS    RFMSI SERIES 2006-S12 TRUST
NAAC 2006-AR4    RALI SERIES 2007-QS4 TRUST
GSAA 2006-19     RALI SERIES 2007-QS8 TRUST
HALO 2006-2      RALI SERIES 2007-QS10 TRUST
GSAA 2006-20     RALI SERIES 2007-QS11 TRUST
MALT 2007-1      RFMSI SERIES 2007-S4 TRUST
GSAA 2007-1      RFMSI SERIES 2007-S5 TRUST
MSM 2007-1XS     RFC SERIES 2007-WH3 TRUST
MSM 2007-2AX     RFMSI SERIES 2007-S8 TRUST
MSM 2007-3XS     RALI SERIES 2007-QS3 TRUST
MSM 2007-5AX     RFMSI SERIES 2007-S2 TRUST
MANA 2007-F1     RFMSI SERIES 2007-S6 TRUST
ARMT 2007-1
MSM 2007-6XS
GSAA 2007-4
PRIME 2007-1
GSAA 2007-5
MSM 2007-7AX
CMLTI 2007-6
GSAA 2007-6
ARMT 2007-2
MSM 2007-10XS


(page)


EXHIBIT B

                                                                                                   INAPPLICABLE
                                                                       APPLICABLE                  SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA          CRITERIA

                                                                   Performed    Performed
                                                                   by           by
                                                                   Company      Vendor
Reference                            Criteria

                 General Servicing Considerations

1122(d)(1)(i)    Policies and procedures are instituted             X
                 to monitor any performance or other
                 triggers and events of default in
                 accordance with the transaction
                 agreements.

1122(d)(1)(ii)   If any material servicing activities               X
                 are outsourced to third parties, policies
                 and procedures are instituted to monitor
                 the third party's performance and
                 compliance with such servicing
                 activities.

1122(d)(1)(iii)  Any requirements in the transaction                                                X
                 agreements to maintain a back-up servicer
                 for the mortgage loans are maintained.

1122(d)(1)(iv)   A fidelity bond and errors and                     X
                 omissions policy is in effect on the
                 party participating in the servicing
                 function throughout the reporting period
                 in the amount of coverage required by and
                 otherwise in accordance with the terms of
                 the transaction agreements.

                 Cash Collection and Administration

1122(d)(2)(i)    Payments on mortgage loans are deposited           X            X(1)
                 into the appropriate custodial bank
                 accounts and related bank clearing
                 accounts no more than two business days
                 following receipt, or such other number
                 of days specified in the transaction
                 agreements.

1122(d)(2)(ii)   Disbursements made via wire transfer on            X
                 behalf of an obligor or to an investor are
                 made only by authorized personnel.

1122(d)(2)(iii)  Advances of funds or guarantees                    X
                 regarding collections, cash flows or
                 distributions, and any interest or other
                 fees charged for such advances, are made,
                 reviewed, and approved as specified in
                 the transaction agreements.

1122(d)(2)(iv)   The related accounts for the                       X
                 transaction, such as cash reserve
                 accounts or accounts established as a
                 form of overcollateralization, are
                 separately maintained (e.g., with respect
                 to commingling of cash) as set forth in
                 the transaction agreements.

1122(d)(2)(v)    Each custodial account is maintained at            X
                 a federally insured depository
                 institution as set forth in the
                 transaction agreements. For purposes of
                 this criterion, "federally insured
                 depository institution" with respect to a
                 foreign financial institution means a
                 foreign financial institution that meets
                 the requirements of Rule 13k-1(b)(I)
                 of the Securities Exchange Act.

1122(d)(2)(vi)   Unissued checks are safeguarded so as              X
                 to prevent unauthorized access.

                                                                                                   INAPPLICABLE
                                                                       APPLICABLE                  SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA          CRITERIA

                                                                   Performed    Performed
                                                                   by           by
                                                                   Company      Vendor
Reference                            Criteria

1122(d)(2)(vii)  Reconciliations are prepared on a                  X
                 monthly basis for all asset-backed
                 securities related bank accounts,
                 including custodial accounts and related
                 bank clearing accounts. These
                 reconciliations are (A) mathematically
                 accurate; (B) prepared within 30
                 calendar days after the bank statement
                 cutoff date, or such other number of days
                 specified in the transaction agreements;
                 (C) reviewed and approved by someone
                 other than the person who prepared the
                 reconciliation; and (D) contain
                 explanations for reconciling items.
                 These reconciling items are resolved
                 within 90 calendar days of their original
                 identification, or such other number of
                 days specified in the transaction
                 agreements.

                 Investor Remittances and Reporting

1122(d)(3)(i)(A) Reports to investors, including those              X(2)
                 to be filed with the Commission, are
                 maintained in accordance with the
                 transaction agreements and applicable
                 Commission requirements. Specifically,
                 such reports (A) are prepared in
                 accordance with timeframes and other
                 terms set forth in the transaction
                 agreements;

1122(d)(3)(i)(B) (B) provide information calculated in              X(2)
                 accordance with the terms specified in
                 the transaction agreements;


1122(d)(3)(i)(C) (C) are filed with the Commission as                                               X
                 required by its rules and regulations;
                 and

1122(d)(3)(i)(D) (D) agree with the investors' or the               X(2)
                 trustee's records as to the total unpaid
                 principal balance and number of mortgage
                 loans serviced by the Servicer.

1122(d)(3)(ii)   Amounts due to investors are allocated             X(2)
                 and remitted in accordance with
                 timeframes, distribution priority and
                 other terms set forth in the transaction
                 agreements.

1122(d)(3)(iii)  Disbursements made to an investor are              X(2)
                 posted within two business days to the
                 Servicer's investor records, or such other
                 number of days specified in the transaction
                 agreements.

1122(d)(3)(iv)   Amounts remitted to investors per the              X(2)
                 investor reports agree with cancelled
                 checks, or other form of payment, or
                 custodial bank statements.

                 Pool Asset Administration

1122(d)(4)(i)    Collateral or security on mortgage loans           X(3)                            X(4)
                 is maintained as required by the
                 transaction agreements or related
                 mortgage loan documents.

1122(d)(4)(ii)   Mortgage loan and related documents are                                            X(4)
                 safeguarded as required by the
                 transaction agreements.

1122(d)(4)(iii)  Any additions, removals, or                        X
                 substitutions to the asset pool are made,
                 reviewed, and approved in accordance with
                 any conditions or requirements in the
                 transaction agreements.

1122(d)(4)(iv)   Payments on mortgage loans, including any          X            X(1)
                 payoffs, made in accordance with the related
                 mortgage loan documents are posted to the
                 Servicer's obligor records maintained no
                 more than two business days after
                 receipt, or such other number of days
                 specified in the transaction agreements,
                 and allocated to principal, interest, or
                 other items (e.g., escrow) in accordance
                 with the related mortgage loan documents.

1122(d)(4)(v)    The Servicer's records regarding the               X
                 mortgage loans agree with the Servicer's
                 records with respect to an obligor's
                 unpaid principal balance.

1122(d)(4)(vi)   Changes with respect to the terms or               X
                 status of an obligor's mortgage loans (e.g.,
                 loan modifications or re-agings) are
                 made, reviewed and approved by authorized
                 personnel in accordance with the
                 transaction agreements and related pool
                 asset documents.

                                                                                                   INAPPLICABLE
                                                                       APPLICABLE                  SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA          CRITERIA

                                                                   Performed    Performed
                                                                   by           by
                                                                   Company      Vendor
Reference                            Criteria

1122(d)(4)(vii)  Loss mitigation or recovery actions                X
                 (e.g., forbearance plans, modifications
                 and deeds in lieu of foreclosure,
                 foreclosures and repossessions, as
                 applicable) are initiated, conducted, and
                 concluded in accordance with
                 the timeframes or other requirements
                 established by the transaction
                 agreements.

1122(d)(4)(viii) Records documenting collection efforts             X
                 are maintained during the period a mortgage
                 loan is delinquent in accordance with
                 the transaction agreements. Such records
                 are maintained on at least a monthly
                 basis, or such other period specified in
                 the transaction agreements, and describe
                 the entity's activities in monitoring
                 delinquent mortgage loans including, for
                 example, phone calls, letters, and
                 payment rescheduling plans in cases where
                 delinquency is deemed temporary (e.g.,
                 illness or unemployment).

1122(d)(4)(ix)   Adjustments to interest rates or rates             X
                 of return for mortgage loans with variable
                 rates are computed based on the related
                 mortgage loan documents.

1122(d)(4)(x)    Regarding any funds held in trust for              X
                 an obligor (such as escrow accounts): (A)
                 such funds are analyzed, in accordance
                 with the obligor's mortgage loan documents,
                 on at least an annual basis, or such
                 other period specified in the transaction
                 agreements; (B) interest on such funds is
                 paid, or credited, to obligors in
                 accordance with applicable mortgage loan
                 documents and state laws; and (C) such
                 funds are returned to the obligor within
                 30 calendar days of full repayment of the
                 related mortgage loans, or such other number
                 of days specified in the transaction
                 agreements.

1122(d)(4)(xi)   Payments made on behalf of an obligor                                              X(5)
                 (such as tax or insurance payments) are
                 made on or before the related penalty or
                 expiration dates, as indicated on the
                 appropriate bills or notices for such
                 payments, provided that such support has
                 been received by the servicer at least 30
                 calendar days prior to these dates, or
                 such other number of days specified in
                 the transaction agreements.

1122(d)(4)(xii)  Any late payment penalties in                                                      X(5)
                 connection with any payment to be made on
                 behalf of an obligor are paid from the
                 Servicer's funds and not charged to the
                 obligor, unless the late payment was due
                 to the obligor's error or omission.

1122(d)(4)(xiii) Disbursements made on behalf of an                                                 X(5)
                 obligor are posted within two business
                 days to the obligor's records maintained
                 by the Servicer, or such other number of
                 days specified in the transaction
                 agreements.

1122(d)(4)(xiv)  Delinquencies, charge-offs, and                    X
                 uncollectible accounts are recognized and
                 recorded in accordance with the
                 transaction agreements.

1122(d)(4)(xv)   Any external enhancement or other                                                  X
                 support, identified in Item
                 1114(a)(1) through (3) or Item 1115 of
                 Regulation AB, is maintained as set
                 forth in the transaction agreements.


Footnote 1 - Payments on mortgage loans received via a lockbox are collected by a vendor who deposits the funds into the appropriate custodial bank clearing account no more than two business days following receipt, or such other number of days specified in the transaction agreements.

Footnote 2 - Wachovia has determined for purposes of assessing the servicing criteria listed in Items 1122(d)(3)(i)-(iv) that, pursuant to the Securities and Exchange Commission Telephone Interpretation 11.03, the term "investor" as used in those Items pertains to the entity to which Wachovia provides the applicable information to the Master Servicer or Trustee and does not include certificate and bondholders. Consequently, the information regarding such Items provided herein relates to Wachovia's provision of such information to the entity who ultimately disseminates such information to the investors.

Footnote 3 - The Company did not own the pool assets when they were placed into a transaction included in the Platform. The Company originated the pool assets in the Platform and sold the pool assets to third parties servicing retained. These third parties subsequently securitized the pool assets. As part of the sale agreement representations and warranties, the Company was responsible for perfection of the mortgage. Per the servicing activities related to this criterion, as outlined in SEC Telephone Interpretation 11.04, the Company's Management Assessment only includes the mortgage perfection servicing activity.

Footnote 4 - The Company did not own the pool asset when it was placed into a transaction included in the Platform. A third party owner of the pool asset is responsible for the maintenance and safeguarding of the collateral, security, mortgage loan and related documents. As such, these criteria are inapplicable servicing criteria to the Company.

Footnote 5 - The Company has outsourced these servicing criteria to vendors who are providing their own management assessment of the relevant criteria.
